SECURITIES AND EXCHANGE COMISSION

WASHINGTON, DC.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 8, 2002

NASH FINCH COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	0-785	41-0431960
(State or other jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

7600 France Ave. South, Edina, Minnesota	55435
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 832-0534

(Former name or former address, if changed since last reported.)

ITEM 5.  Other Events and Regulation FD Disclosure

NASH FINCH EXPLAINS POSTPONEMENT OF EARNINGS RELEASE

MINNEAPOLIS (November 8, 2002) — Nash Finch Company (Nasdaq: NAFC), a Minneapolis-based food retailer and distributor, announced on October 30, 2002 that the Company postponed its third quarter 2002 earnings conference call and earnings release until November 18, 2002. The decision to postpone the earnings call and release was prompted by the Company’s initiation of a review concerning practices and procedures relating to certain promotional allowances provided to the Company by vendors that reduce the cost of goods sold. These practices and procedures are the subject of an informal inquiry by the United States Securities and Exchange Commission, with which the Company intends to cooperate. The Company does not know at this time the effect, if any, the results of its review will have on the Company’s previously reported financial results and will be unable to comment further until an appropriate time.

Nash Finch Company is a Fortune 500 company and one of the leading food retail and distribution companies in the United States with over $4.1 billion in annual revenues. Nash Finch currently owns and operates 112 stores in the Upper Midwest, principally supermarkets under the AVANZA™, Buy• n• Save®, Econofoods®, Family Thrift Center™ and Sun Mart® trade names. In addition to its retail operations, Nash Finch’s food distribution business serves independent retailers and military commissaries in 28 states, the District of Columbia and Europe. Further information is available on the company’s website at www.nashfinch.com.

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Contact: Brian Numainville, 952-844-1201

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NASH FINCH COMPANY

Date: November 8, 2002	By /s/ Robert B. Dimond
Robert B. Dimond
Executive Vice President and Chief Financial Officer